UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023 (August 2, 2023)

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-41186 (Commission File Number)	87-1583942 (IRS Employer Identification No.)
300 Kimball Drive, Suite 300, Parsippany, New Jersey (Address of principal executive offices)	07054 (Zip Code)
Registrant’s telephone number, including area code: (862) 401-0000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2023, the Board of Directors (the “Board”) of Embecta Corp. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The amendments (a) revise Article II, Sections 2(a) and 3(c) with respect to the notification and other requirements related to nominations of directors and solicitations of proxies, including compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and (b) incorporate ministerial, clarifying and conforming changes.

The Bylaws, along with a copy marked to show changes from the prior Bylaws (with deletions indicated by strikeouts and additions indicated by underlining), are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively. The foregoing summary is qualified in its entirety by the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

The following is furnished as an exhibit to this report:

3.1	Amended and Restated Bylaws of Embecta Corp., as amended and restated, effective August 2, 2023
3.2	Amended and Restated Bylaws of Embecta Corp., as amended and restated, effective August 2, 2023, marked to show amendments
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2023	EMBECTA CORP.

By:	/s/ Jeff Mann
Jeff Mann
Senior Vice President, General Counsel, Head of
Business Development and Corporate Secretary